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                                                                Exhibit 10.11

                                   L E A S E

                  LESSOR:   Magnum Realty Trust
                  LESSEE:   HealthDrive Corporation
                LOCATION:   25 Needham Street, Newton, MA 02161
                    AREA:   Approximately 5,300 square feet
          LESSEE'S SHARE:   8.15 Percent
                    TERM:   Five Years and Two Weeks
       COMMENCEMENT DATE:   July 1, 1992
         EXPIRATION DATE:   June 30, 1997
    INITIAL MINIMUM RENT:   Fifty-Eight Thousand Three Hundred Dollars

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                                   L E A S E

THIS LEASE made between, Sally A. Starr and Lisa A. Brown as Trustees of Magnum Realty Trust for the Benefit of Harold Brown and Richard H. Krock, a Massachusetts limited partnership with a principal place of business at 39 Brighton Avenue, Boston, Massachusetts 02134 ("Lessor") and HealthDrive Corporation, a Delaware corporation with a principal place of business at 850 Boylston Street, Chestnut Hill, Massachusetts 02167 ("Lessee").

      Article I - Leased Premises. The Lessor leases to the Lessee the premises (the "Premises") consisting of approximately 5,300 square feet of rentable space having an address of 25 Needham Street, Newton, Massachusetts 02161 located on the second (2nd) floor of the buildings (the "Building") situated at and numbered 19-33 Needham Street, Newton, Massachusetts 02161, together with the non-exclusive right to use, in common with others entitled thereto, those common roadways, walkways, halls, stairs, foyers, and any other common area necessary for access to or egress from the Premises; except for the interior of walls and the spaces behind walls, floors and ceilings utilized for the installation of pipes, wires, conduits, ducts and Lessor's fixtures (not located within the Premises).

      Article II - Term. TO HAVE AND TO HOLD for a term of five years beginning with the first day of July, 1992 (the "Commencement Date") and ending on the thirtieth day of June, 1997 (the "Expiration Date"), both dates inclusive. If Lessor fails to deliver possession of the Premises at the Commencement Date, the Lessor shall not be liable for any damages caused thereby, nor shall this lease be void or voidable, but the Commencement Date shall be extended and no rent shall be due until Lessor delivers possession. Provided, however, that notwithstanding the fact that the Commencement Date has been so extended, the Expiration Date shall remain the same and all the other terms and conditions of this lease, including, without limitation, all dates and time periods contained herein, shall also remain as stated herein. If this lease is extended or renewed, all references to "term" herein shall refer to the extension or renewal terms unless specifically designated otherwise. Notwithstanding the preceding language, if Lessor has not delivered the Premises to Lessee with those improvements required by Addendum #2 (the "Improvements") substantially completed within eight (8) weeks of the execution date of this Lease, and if Lessor has not completed work on at least fifty (50%) percent of the Improvements by the end of said eight week period, then Lessee may terminate this Lease without further recourse by giving Lessor written notice of termination; said notice to be given prior to substantial completion and delivery of the Premises by Lessor.

       Article III.1 - Minimum Rent.

(A) Rent is payable in twelve (12) equal monthly installments in advance on the first day of each month during each lease year of the term at the office of Hamilton Management Corp., 39 Brighton Avenue, Boston, Massachusetts 02134 (and also at the early termination of this lease, a proportionate part of rent for any part of a month then unexpired). All rent checks shall be payable to 19-33 NEEDHAM STREET ASSOCIATES. After the fifth (5) day of the month, interest will accrue on any unpaid rent at the rate of 1


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1/2%  per month until such time as it is paid.

 (B) The minimum rent for each year of the term (the "Minimum Rent") shall be as follows:

        Lease  Year                       Per Year            Per Month
Year One       (1992-93)                 $58,300.00           $4,858.34
Year Two       (1993-94)                 $58,300.00           $4,858.34
Year Three     (1994-95)                 $63,600.00           $5,300.00
Year Four      (1995-96)                 $68,900.00           $5,741.67
Year Five      (1996-97)                 $71,550.00           $5,962.50

      Notwithstanding anything contained in the foregoing to the contrary, no minimum rent installments shall be due from Lessee to Lessor for the first seven months after the Commencement Date or extended commencement date of the original term of this Lease.

      Article III.2 - Adjusted Rent Intentionally Deleted.

      Article IV - Additional Rent Due to Taxes. For purposes of this Article "fiscal year" means the twelve (12) months ending on June 30; "fiscal base year" means the fiscal year ending June 30, 1993; "taxes" means all taxes and assessments levied by governmental authority against the Building and its associated land and its associated personalty (excluding all personalty of tenants) or taxes in lieu thereof, but shall exclude all income taxes; "Lessee's Share" means 8.15 percent. If the taxes for any fiscal year (or portion of any fiscal year) occurring within the term after the fiscal base year exceed taxes for the fiscal base year (or exceed a pro rata portion of fiscal base year taxes in the event of a portion of a fiscal year being included within the term), then Lessee shall pay to Lessor the Lessee's Share of the excess as Additional Rent. Lessor will notify Lessee in writing within sixty (60) days of receipt of tax bills of the amount of taxes and the Lessee's Share of excess taxes for the current fiscal year; Lessee shall pay Lessee's Share of the excess within thirty
(30) days of such notification. If Lessor later receives a reduction or refund on taxes resulting from abatement of such taxes by final determination of legal proceedings, settlement or otherwise, Lessee is entitled to Lessee's Share of the reduction or refund up to the amount of Additional Rent paid for such fiscal year less Lessee's Share of reasonable fees and costs incurred by Lessor. If Lessor receives a refund or reduction in taxes for the fiscal base year, then taxes for the fiscal base year shall be measured by the abated amount.

      On the date this lease expires or is otherwise terminated, the entire unpaid additional rent on account of taxes and a proportionate share of the additional rent on account of taxes for the fiscal year during which such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor. Such proportionate share shall be based upon the length of time this lease has been in existence during such latter fiscal year, and shall be estimated by Lessor based upon the most recent applicable data, adjusted when the actual data is available. Adjustments shall be made if the term of this lease begins and/or ends on other than the first or last day of a fiscal year. In the event of Lessee's default, Lessee's obligation to pay any and all additional rent under this lease shall continue and shall cover all periods up to the Expiration Date.


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      Article V - Deposit. Intentionally Deleted.

      Article VI - Use. The Premises shall be used and occupied by Lessee solely for the purpose of general business offices for health care related services and ancillary services thereto, and such other lawful use incidental thereto but for no other purpose. In using or occupying the Premises for such purpose Lessee shall not cause unreasonable discomfort or annoyance to any other lessees or occupants of the Building or to passersby. Moreover, in using or occupying the Premises, Lessee shall not cause or allow a release or threat of release onto the Premises, the Building or its grounds, or into the air, of any hazardous waste or material, or any pollutant or contaminant deemed such by any federal, state or local law, rule, regulation or ordinance.

      LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS THAT THE PREMISES ARE FIT FOR A PARTICULAR USE OR PURPOSE, INCLUDING WITHOUT LIMITATION THE USE AS SPECIFIED HEREIN, EXCEPT AS OTHERWISE REQUIRED BY LAW.

      Article VII - Installation of Equipment and Floor Capacity. Lessee shall not place any load upon any floor of the Premises which exceeds the floor load capacity (calculated on a square foot basis) and which is allowed by law. Lessee will move any machinery, equipment, freight, bulky matter or fixtures into or out of the Premises only by way of its back door. The moving and installation of such machines and equipment shall be at the sole risk and hazard of the Lessee.

      Article VIII - Condition of Premises, Remodeling. Except for the renovations and improvements to be made by Lessor pursuant to Addendum #2 prior to the Commencement Date, and subject to Lessor's maintenance, repair and replacement obligations required by this Lease, Lessee accepts the Premises in its "as is" condition and agrees not to make any structural changes thereto without Lessor's written consent, which in Lessor's sole discretion may be granted or withheld. Lessee shall not alter, remodel, or make any non-structural change to the Premises nor install any additional heavy equipment, fixtures or air conditioning without the prior written consent of Lessor not to be unreasonably withheld or delayed. Lessee will bear the cost of all alterations, remodeling and decorating of the Premises made subsequent to the Commencement Date and ensure they are done in a good and workmanlike manner in compliance with all applicable laws.

      Article IX - Lessor's Covenants. Lessor shall be responsible for maintaining the structure of the Building in the same condition as at the Commencement Date or as it may be put during the term of this lease, reasonable wear and tear and damage by fire and other casualty (which is addressed by Article XIV) only excepted. Lessor shall be responsible for maintaining the building common systems and all the common areas (including common lighting) in good order and repair, except that Lessor shall have no responsibility with respect to any obligation hereinabove stated if caused by Lessee's negligence or wanton acts. Lessor is also responsible for any repairs to, maintenance of, and replacement of those utility and plumbing equipment and fixtures and mechanical installations, equipment and fixtures servicing the Premises, which exist as of the Commencement Date of the Lease and which have not been added by Lessee.


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

      Article X - Lessee's Covenants.

      Article X.1 - Utilities. Lessor shall provide and maintain (but not pay for the use of) those utility services (excluding telephone and data cabling) running to the Premises in the same manner and capacity as of the Commencement Date. Lessee shall pay for its use of all utilities, (excluding its use of water except as may be hereinafter provided) including utilities required to produce heat and air conditioning, as they become due and payable. If Lessee installs equipment which is connected to the Building's water utility, by a water-plumbing hook-up, then Lessor shall have the right to install a separate water meter or submeter to measure such usage, and Lessee shall pay for the water usage measured by the same. Lessor shall maintain, repair and replace as necessary the hot water heater servicing the Lessee's Premises in its present capacity, and Lessee shall pay for the utilities required to operate the same. Lessor shall provide water to the Premises, subject to its right to install a separate meter or submeter as aforesaid. The parties acknowledge that the Premises' use of electricity and natural gas is measured respectively by a separate electric and gas meter, the accounts for which Lessee shall maintain in its name.

      The preceding notwithstanding, in the event the cost to Lessee for its use of natural gas (as billed by the utility supplying the same based on readings of the gas meter serving the Premises) in any Lease Year (that is the period July 1, - June 30) exceeds for said twelve month period the amount of $0.50 per square foot of rentable space, then Lessor shall reimburse Lessee at the end of each Lease Year for the cost of such natural gas usage during said Lease Year in excess of said $0.50/rentable square foot amount; provided, however, Lessor shall have no such reimbursement obligation or responsibility in any Lease Year in which natural gas at the Premises, as measured by said meter, is used for any purposes other than supplying central heating of the Premises. At the end of each Lease Year in which a reimbursement is owed, Lessee shall forward to Lessor copies of all natural gas utility bills relating to said meter and pertaining to such Lease Year, and upon presentation of the same to Lessor, it shall forthwith make the appropriate reimbursements to Lessee.

      Article X.2 - Lessee's Insurance.

1. Personal Property Personal property and the loss of use of personal property of the Lessee shall be at the sole risk and responsibility of the Lessee. Lessee shall purchase and maintain insurance in an amount adequate to repair or replace its personal property and those tenant improvements added after the Commencement Date.

Lessee is responsible for the replacement of any broken glass that is within the Premises, except for any replacement necessitated by the negligence of Lessor which shall be the responsibility of Lessor, and for the replacement of broken glass running along the perimeter of the Premises only if such glass is broken or damaged by Lessee's or its employee's gross negligence.

2. Comprehensive Commercial Liability Insurance Lessee agrees to maintain throughout the term of the lease, Comprehensive Commercial Liability


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

Insurance written on an occurrence basis. Such insurance shall include coverage for personal injury, broad form property damage, host liquor, extended bodily injury and broad form contractual liability. The minimum limit of liability carried on such insurance shall be $1,000,000 combined single limit for each occurrence with any aggregate limit applying only to each of the following: personal injury and contractual liability. However, if the policy contains a general policy aggregate or an aggregate which applies to coverages other than the aforementioned coverages, the Lessee shall purchase minimum limits of $1,000,000 per occurrence/$2,000,000 aggregate per location.

3. Automobile Liability Lessee agrees to maintain automobile liability insurance for owned, non-owned, and hired vehicles. The minimum limit of liability carried on such insurance shall be ($1,000,000.00) each accident, combined single limit for bodily injury and property damage.

4. Workers Compensation Lessee agrees to maintain workers' compensation insurance providing statutory limits including employer's liability insurance with current limits of $100,000.00 for each additional injury and, with respect to bodily injury by disease, $100,000.00 each employee and $500,000.00 per policy year.

      All insurance policies required in paragraphs 2 and 3 above shall designate the Lessor, as an additional insured. Lessee agrees that the insurance coverages required under sections number 1 through number 4 above shall be written by a company or companies authorized to do business in the Commonwealth of Massachusetts with an A.M. Best's rating of "A", VIII or better.

      Lessor agrees to carry casualty insurance on the Building with limits sufficient so as to avoid so-called "coinsurance limitations".

      Lessee agrees to furnish the Lessor with Certificates of Insurance prior to the beginning of the term of the lease. Renewal Certificates of Insurance shall be delivered to the Lessor at least five (5) days in advance of each renewal date. Such certificates shall state that in the event of cancellation or material change written notification shall be given to the Lessor at least thirty (30) days in advance of such cancellation or material change. However, if Lessee, having used all reasonable efforts is unable to have such certificate so state, then at least such certificate shall state that in the event of such cancellation or material change in coverage, the insurer shall endeavor to mail written notice thereof to the Lessor at least ten (10) days prior to such cancellation or material change, and in such event Lessee shall promptly notify Lessor of any such cancellation or change upon receipt by Lessee of written notice from the insurer thereof.

      Article X.3 - Signs. Lessee shall not erect any signs or lettering within the Premises visible from the exterior of the Premises or to the exterior of the Premises without obtaining Lessor's prior written consent. Lessee has the right at Lessor's expense to have signage (subject to the approval of Lessor not to be unreasonably withheld or delayed), at the pylon located at the driveway entrance to the Building which signage shall comply with Lessor's sign criteria (uniformly enforced) for said pylon sign. In addition, Lessee shall be entitled at its expense to place and maintain a sign on the glass sidelight, at the 25 Needham Street entrance to the Building of a shape, type and appearance reasonably consistent with the Building standard, to be approved by Lessor, which approval shall not be unreasonably withheld.

      Article X.4 - Maintenance, Repair, Yield-Up. Unless otherwise specifically provided herein, Lessee shall keep and maintain the Premises, except Lessor shall be responsible for the maintenance, repair and replacement of those electrical, plumbing, heating, air conditioning, ventilation and other mechanical installations equipment and fixtures therein which exist as of the Commencement Date and which have not been added by Lessee. Lessor shall also keep all windows and doors of the Premises in good order and repair, except that Lessee shall be responsible for repairs or replacements of the same made necessary for reasons other than normal wear and tear or defect of material. At the end of the Term or sooner termination, Lessee shall peaceably surrender the Premises and all erections, alterations and additions thereon made to or upon the same, to Lessor, broom clean and in the same repair and condition as the Premises were in on the Commencement Date and as such erections, alterations, and additions were when completed, reasonable wear and tear, fire and other casualty only excepted; and will remove all personal property, goods and effects, including, without limitation, all of its trade fixtures, awnings, canopies and signs, and all lettering, if any, painted on any doors with or without Lessor's consent. Lessee shall be responsible for all damage or injury to the Premises and the Building caused by Lessee's installation or removal of furniture, fixtures or equipment. At the termination of this Lease, Lessor in its sole discretion, may require Lessee to remove any erections, additions, alterations or fixtures Lessee has installed except those approved in writing by Lessor, and restore the Premises to the condition they were in on the Commencement Date, reasonable wear and tear and casualty excepted.

      Article X.5 - Assignment - Subleasing. Lessee shall not assign, sublet, underlet, mortgage, pledge or encumber (collectively referred to as "Transfer") this lease without Lessor's prior written consent; such consent not to be unreasonably withheld or delayed. Lessor's refusal to consent to a Transfer for any use or purpose other than as specifically stated in Article VI herein shall not be deemed to be an unreasonable withholding of consent.

      In the event that Lessee desires to Transfer this lease to a proposed new Lessee to whom Lessor is required to give its reasonable consent pursuant to the foregoing paragraph, Lessor shall have the option of either (1) allowing Lessee to transfer this lease, in which case Lessee shall remain primarily liable upon all the terms, conditions and covenants hereof, will deliver to Lessor an instrument executed by the Transferree binding the same to the terms and provisions of this lease and will pay to Lessor the amount by which the sum of rent, additional rent due to taxes and all other money or consideration it receives from a Transferree exceeds the sum of all monetary obligations which Lessee owes to Lessor for the period of such Transfer, after accounting for (either by amortizing or expensing as is required by G.A.A.P.) reasonable brokerage, tenant fit-up and attorneys fees incurred to procure said Transferree; or (2) terminating


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this lease and relieving Lessee of all its future obligations hereunder. In the event that Lessor decides to terminate this Lease, it shall be free to enter into a new lease with the proposed new Lessee or anyone else on whatever terms and conditions it chooses.

      Consent by Lessor, whether express or implied, to any Transfer shall not constitute a waiver of Lessor's right to prohibit any subsequent Transfer; nor shall such consent be deemed a waiver of Lessor's right to terminate this lease upon any subsequent Transfer.

      As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (a) any transfer of the Lessee's interest in the lease by operation of law, or the merger or consolidation of the Lessee with or into any other firm or corporation, except for a merger or consolidation where Steven Charlap remains in management control of or as chief executive officer of the resulting entity; or (b) the transfer or sale of a controlling interest in the Lessee whether by sale of its capital stock or otherwise.

      Article X.6 - Listings. Intentionally Deleted.

      Article X.7 - Compliance with Law and Insurance Policies. Lessee, at its sole expense, shall comply with all laws, orders and regulations of Federal, State, County and City Authorities, Lessee acknowledging that Lessor has made no warranties or representations about the permissibility of Lessee's proposed use under applicable zoning, environmental, licensing or other Federal, State, County and City laws. Lessee shall not do or permit to be done anything upon the Premises, which will invalidate, or be in conflict with, fire insurance policies covering the Building and fixtures and property therein and shall not do, or permit to be done, anything upon the Premises which might subject Lessor to any liability or responsibility for injury to any person or to property; and Lessee, at its sole expense, shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters, or any other similar body, and shall not do or permit anything to be done or kept on the Premises, except as permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction. Provided however, Lessor shall be responsible, at its cost, for complying with any such rules, orders, regulations or requirements which relate to the Building uniformly and which do not arise from Lessee's or any other tenant's particular use. Except for those items necessary for the operation of Lessee's business, which shall be properly stored to minimize the risk of fire, leakage, release and explosion, there shall not be brought or kept in or on the Premises any inflammable, combustible or explosive fluid, material, chemical or substance, nor shall any objectionable odors permeate or emanate from the Premises. If the insurance premiums for the building increase because of anything Lessee does or permits to be done on the Premises, Lessee shall pay the full amount of such increase. That the Premises are being used for the purpose set forth in Article VI hereof shall not relieve Lessee from the foregoing duties.

      Article X.8 - Lessee's Risk. Except as modified by statute, all merchandise, furniture, fixtures; inventory and property which may be at


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

the Premises and the loss of the use of same shall be at the sole risk and hazard of Lessee, and if the whole or any part of the Premises is destroyed or damaged by fire, water or by the leaking or bursting of water pipes, or in any other manner, no part of such loss or damage or loss of use will be charged to Lessor unless caused by Lessor's conduct or negligence.

      Article X.9 - Indemnification. The Lessee will save Lessor harmless, defend and will exonerate and indemnify Lessor, from and against any and all claims, liabilities or penalties:

            (i) on account of or based upon any injury to person, or loss of or damage to property sustained or occurring or emanating from the Premises on account of or based upon the act, omission, fault, negligence or misconduct of Lessee, its employees, agents or independent contractors except to the extent caused by the negligence fault or misconduct of Lessor, its employees, agents and independent contractors; and

            (ii) on account of or based upon any injury to person, or loss of or damage to property, sustained on or occurring elsewhere in or about the Building arising out of the fault, negligence or misconduct of Lessee, its employees, agents or independent contractors, except to the extent caused by the negligence, fault or misconduct of Lessor, its employees, agents and independent contractors.

and, in respect of any of the foregoing, from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, or any action or proceedings; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall at Lessee's expense resist or defend such action or proceeding.

      Article X.10 - Lessor's Access to Premises. Lessor shall have the right without charge to it and without reduction in rent, at reasonable times (and with reasonable prior written notice except in an emergency or except if notice is waived by the person in charge of the Premises) and in such manner as not unreasonably to interfere with Lessee's business, to enter to view the Premises for any purpose. In case of an emergency on the Premises or in the Building, Lessor or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to cope with such emergency. Without limiting the generality of the foregoing, during the six (6) months next preceding the Expiration Date, Lessor may show the Premises to persons wishing to lease or purchase same. During the two (2) months next preceding the Expiration Date, Lessor may affix to any suitable part of the Premises a notice for letting or selling the Premises or property of which the Premises are a part and keep the same so affixed without hindrance, provided the same does not unreasonably interfere with Lessee's business operations.

      Article X.11 - Materialmen's, Mechanic's Lien. Lessee shall not do or suffer anything to be done whereby the land and Building may be encumbered by any materialman's or mechanic's lien and shall, whenever and as often as any such lien is filed purporting to be for labor or material furnished to

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the Lessee, discharge the same of record or bond the same within thirty (30)
days after the date of filing.

      Article X.12 - Waste. Lessee shall not overload, damage or deface the Premises nor suffer or permit same to be done, nor commit waste; nor without Lessor's prior written consent (not to be unreasonably withheld or delayed if Lessee agrees to perform the same in a professional workmanlike manner), permit any hole to be made in the stone or brickwork of the Building, nor use any equipment (except for window electric air conditioning if otherwise permitted) that requires outdoor venting.

      Article X.13 - Lessor's Rules and Regulations. Lessee shall abide by any reasonable rules and regulations as the Lessor may make from time to time, applicable to all Lessees of the Building and uniformly enforced. The Lessor, however, may change said rules. Notwithstanding the foregoing, however, Lessor shall use its best efforts to apply the rules and regulations to all Lessees with reasonable uniformity in conformity with their tenancies.

      Article X.14 - Cleaning, Snow Removal. Lessor is responsible for the sweeping of sidewalks in front of the Building and parking areas of the Building and keeping them clear of snow and ice. Lessee shall be entitled to cleaning services from Lessor, and Lessor agrees to furnish reasonable cleaning services appropriate for a business office at its own expense with respect to the Premises after 5:00 p.m. Monday through Friday excluding legal holidays. Lessee shall be responsible for keeping the Premises infestation free if the cause of such infestation relates to the Premises or the use of the Premises, otherwise Lessor shall be responsible for remedying such infestation.

      Article XI Subordination. This lease is and shall be subject and subordinate to all mortgages which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements, and extensions of such mortgages. In confirmation of such subordination, Lessee shall, on demand, execute promptly any certificate that the Lessor may request. From time to time on request, the Lessee will deliver to Lessor a statement in writing certifying that this lease is unmodified and in full force and effect (or that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not Lessor is in default and if so, specifying each such default.

      Article XII - Trade Fixtures and Equipment. Any trade fixtures or equipment installed in or attached to the Premises and all other property of Lessee which was personal property prior to its installation shall remain the property of Lessee, and Lessee shall, except as otherwise provided herein or by agreement of the parties have the right, to remove its trade fixtures, equipment and property which it may have installed in or attached to the Premises, during the term, or within five days thereafter or within a reasonable time after any accelerated termination thereof; Lessee must promptly repair in a workmanlike manner any damage resulting from such removal, must plug or close in an approved manner any connection to sources of gas, air, water, electricity or heat or to cooling ducts and will do whatever is necessary to leave the Premises in the same condition in which it existed as of the commencement Date, reasonable wear and tear and casualty excepted.

      Article XIII - Eminent Domain. If the Premises or any substantial part thereof or the whole or any part of the Building are taken for any street or other public use, by action of the City or other authorities, or if the Lessor or the Lessee are entitled to or receive any direct or consequential damages by reason of anything lawfully done in pursuance of any public authority, then this lease and the term shall terminate at the election of the Lessor. Lessor may elect so to terminate this lease even if the entire interest of the Lessor is divested by such a taking. If such taking or condemnation interferes with the business operations of Lessee, except if such interference is immaterial, then Lessee shall have the right to terminate this Lease. If, as a result of a taking or damage to or destruction of the Premises, the Premises or any part thereof are rendered unfit for use and occupation, the rent shall be abated proportionately according to the nature and extent of the injury sustained by the Premises until the Premises or, in the case of a taking, what may remain thereof, shall have been put in proper condition. If no termination of the Lease occurs, Lessor shall promptly restore the Premises or what may remain thereof, and if Lessor fails so to restore within 180 days of the effective date of the taking and if the taking has interfered with the operation of Lessee's business (except to an immaterial degree), then Lessee shall have the right to terminate this Lease by written notice to Lessor which must be given prior to the completion of said restoration.

      Any election to terminate shall be made not later than thirty (30) days after receipt by the party of notice of such taking or action or the occurrence of such damage, and shall be effective upon implementation of the taking or at dispossession. The Lessor reserves and excepts from this lease all rights to damages resulting from the taking for public use of the Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, or over the same, and by way of confirmation of the foregoing the Lessee hereby grants all rights to such damages previously accrued or accruing during the term to the Lessor, to have and to hold for the Lessor forever; provided however Lessee shall have the right to seek damages relating to its property, business interruption, and moving so long as it seeks such damages by way of a separate award only and not as part of any general taking award.

      Article XIV - Fire and Other Damage; Subrogation.

  A. Fire and Other Damage - If the Building or any part thereof is partially damaged by fire or other casualty, the damage thereto (except for damage to the Premise's interior finish and build-out and to Lessee's fixtures, property and equipment, for which Lessee shall be responsible) shall be promptly restored by and at the expense of Lessor, and until such restoration shall be made, if the Premises, or any part thereof, are rendered unfit for its use and purpose, the rent and other charges shall be subject to an abatement to the extent fair and equitable, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent. Such restoration shall be made promptly by Lessor subject to delay which may arise by reason of adjustment of insurance, and for reasonable delay on account of "labor troubles" or any other cause beyond Lessor's control (excluding financial inability). Lessor shall not be liable for any inconvenience or annoyance to Lessee or for injury to the business of Lessee resulting from such excused delays.

       If the Building or the Premises is substantially damaged or rendered substantially untenantable by fire or other casualty, the rent and other charges shall be subject to an abatement to the extent fair and equitable as of the date of the fire or casualty, and continuing until Lessor completes its restoration obligations hereunder or until the term expires hereunder, except if such casualty was a result of the willful fault or negligence of Lessee, in which event there shall be no abatement of rent, and the Lessor shall promptly restore the same (excluding Lessee's interior finish and build-out and Lessee's fixtures, property, and equipment), unless Lessor decides not to restore, in which event the Lessor may, within sixty (60) days, after such fire or other cause, give Lessee a notice in writing of such decision and thereupon the term shall expire upon the thirtieth (30th) days after such notice is given, and the Lessee shall vacate the Premises and surrender the same to the Lessor. If the Premises is substantially damaged by casualty thereby being rendered substantially untenantable, then Lessee shall have the right to terminate this Lease if Lessor does not inform Lessee that it plans to restore the Premises within thirty (30) days of the casualty. If the Premises (excluding Lessee Improvements and Lessee's fixtures, property and equipment) is not in fact substantially restored such that Lessee can occupy it and reasonably operate its business therefrom within two months after the fire or other casualty, the Lessee may terminate this Lease by written notice to Lessor within thirty (30) days after the end of the said two month period, but before such substantial restoration has been made.

       The provisions of this Article XIV shall govern in the case of damage or destruction of the Building or any part thereof and restoration thereof due to a fire or casualty notwithstanding any inconsistent provisions of this Lease.

       Notwithstanding anything to the contrary contained in this Article XIV, the provisions hereof shall be subject and subordinate to the rights of institutions holding mortgages on the Building including the rights contained in any of Lessor's institutional or purchase money mortgage financing documents affecting the Building.

  B. Waiver of Subrogation - Lessor and Lessee hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent permitted by law and only with respect to loss or damage occurring during such time as such release does not adversely affect releasor's insurance policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each agree that it will request its insurance carriers to include in its policies, whether or not such policies are required hereunder, a clause or endorsement to the effect that any such release shall not adversely affect said policies or prejudice the right of releasor to recover thereunder. If extra cost shall be charged, each party will bear the amount of its extra cost. In any of Lessee's insurance policy with respect to the Premises which do not contain or which do not allow a waiver of subrogation rights, Lessee shall have Lessor designated as one of the insured.

      Article XV - Default and Bankruptcy. The following shall constitute a default by Lessee under this Lease:

       (a) The Lessee shall fail to make payment or any installment of rent or other sum herein specified and such failure shall continue for five
            (5) days after written notice thereof; or

       (b) The Lessee shall fail to observe or perform any other of the Lessee's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such default shall reasonably require longer than thirty (30) days to cure, shall not within said period commence and diligently proceed to cure such default; or

       (c) The Lessee shall be declared bankrupt or insolvent according to law if a receiver shall be appointed to manage Lessee's affairs, or if any assignment shall be made of Lessee's property for the benefit of creditors.

       In the event of a default, the Lessor shall have the right thereafter, while such default continues to declare this lease ended without prejudice to any other remedy it may have; provided, however, in the event of a default pursuant to subsection (b) above which is reasonably disputed by Lessee, and which Lessor deems to remain uncorrected as of the thirtieth (30th) day after written notice was sent, then such matter will be submitted to arbitration according to the rules of the American Arbitration Association with the costs thereof to be borne equally by the parties.

       Article XVI - Lessor's Default. Lessor shall not be deemed to be in default unless such default remains uncured for more than thirty (30) days following written notice from Lessee specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Provided however, in the event of an emergency maintenance matter which substantially interferes with the operation of Lessee's business, Lessor shall respond in a timely fashion to correct the same, and Lessor shall be in default if it has not implemented steps to correct such matter within forty-eight (48) hours (excluding Sundays) of written notification to it by Lessee of the said matter (said written notification to be delivered by certified mail or by hand delivery by a recognized commercial delivery service or courier who obtains a signature evidencing receipt). Lessee hereby agrees that any judgment, decree or award obtained against the Lessor which is related to this lease, the Premises or the Lessee's use or occupancy of the Premises or the building, whether at law or in equity, shall be satisfied out of the Lessor's interest in the land and building, and further agrees to look only to such assets and to no other assets of the Lessor for satisfaction. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor be liable for consequential or any indirect damages. The provisions of this Section are subject to the provisions of Articles XIII and XIV dealing with eminent domain and fire and other casualty.

      Article XVII - Lessor's Remedies. If this lease is terminated as provided in Article XV, Lessee shall forthwith pay to Lessor all sums which were due prior to the date of such termination and Lessee shall pay on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent, adjusted rent, additional rent and any and all other charges as they would have become due if this lease had not been terminated.

      As a second alternative, at the election of Lessor, Lessee will, at the time of such termination, pay to Lessor, as liquidated damages, the amount of the excess, if any, of the present value at the time of termination of the total rent and other benefits which would have accrued to Lessor under this lease over and above the fair market rental value (in advance) of the Premises for the balance of the term. For the purpose of this paragraph, the total rent shall be computed by assuming that Lessee's Share of real estate taxes and other charges would be the amount thereof (if any) for the immediately preceding year of the term.

      In addition to the foregoing, Lessee agrees (i) to indemnify and save Lessor harmless from and against all expenses together with interest at the rate of 1.5% per month which Lessor may incur in collecting such amount or in obtaining possession of, or in re-letting the Premises, or in defending any action arising as a result of or in connection with a default, including, without limitation, legal expenses, attorneys' fees, brokerage fees (all of the aforesaid to be in reasonable amounts), and the reasonable cost of putting the Premises in good order or preparing the same for rental; (ii) that Lessor may re-let the Premises or any part or parts thereof, either in the name of Lessor or otherwise for a term or terms which may, at Lessor's option, be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent for a reasonable time. The failure of Lessor to re-let the Premises or any part thereof shall not release or affect Lessee's liability for damage. Any suit brought to collect the amount of deficiency for any month shall not prejudice the right of Lessor to collect the deficiency for any subsequent month by a similar proceeding. Lessor may make such alterations, repairs, replacements and decorations on the Premises which in Lessor's reasonable judgement are advisable or necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not release Lessee from any liability. In the event the Premises are re-let by Lessor, Lessee shall be entitled to a credit in the net amount of rent received by Lessor, after deduction of all reasonable expenses incurred in connection with Lessee's default, re-letting the Premises and in collecting the rent.

      Lessee further agrees that, if on the Expiration Date or other termination date, Lessee does not surrender the Premises or fails to remove any of its property from the Premises and Lessor obtains an order of eviction then Lessor may enter the Premises for the purpose of removing Lessee's goods and effects, without prejudice to any other remedies, and Lessor may remove and store such goods and effects at Lessee's expense, Lessee hereby granting Lessor an irrevocable power of attorney to accomplish same.

      Article XVIII - Lessor's Right to Perform Lessee's Covenants. Lessee agrees that, if it fails to make any payment or perform any other act as required in this lease and if such failure continues beyond any applicable cure period, Lessor, in its sole discretion, may make any payment or perform any other act on the part of the Lessee in such manner and to such extent as Lessor may reasonably deem desirable including paying necessary and incidental costs and reasonable attorneys' fees. The making of any such payment or the performing of any other act by the Lessor shall not waive, or release the Lessee from its obligations. All amounts so paid by Lessor shall be payable to Lessor on demand, with interest thereon at a rate of one and one-half percent (1-1/2%) per month, and Lessee covenants to pay such amount promptly. In addition, Lessor shall have all the rights and remedies provided for in Article XVII or elsewhere in this lease.

      Article XIX - Broker. Lessor and Lessee each warrant and represent that it has not negotiated with any broker (other than Ken Hecht of Whittier Partners) in connection with this lease and each party agrees to indemnify and hold the other party harmless if such warranty or representation is untrue. Lessor shall pay the brokerage fee of Ken Hecht relating to this Lease.

      Article XX - Quiet Enjoyment. Upon Lessee's observing and performing all of the terms, covenants and conditions in this lease, Lessee shall peaceably and quietly have and hold, the Premises, without hindrance or molestation by any person or persons lawfully claiming by, through or under Lessor, subject to the terms of this lease.

      Article XXI - Notices. All notices shall be given by certified mail, return receipt requested, and shall be addressed to the Lessor at the address stated in Article I, or to such other place designated by written notice to the Lessee; and to the Lessee prior to its occupancy of the Premises, at its address as set forth in this lease, and, following occupancy, at the Premises, or to such other place as may be designated by written notice to the Lessor.

      Article XXII - Entire Agreement. This lease sets forth the entire agreement between the parties and cannot be modified or amended except in writing duly executed by the respective parties.

      Article XXIII - Partial Invalidity. The invalidity of one or more phrases, sentences, clauses or articles shall not affect the remaining portions of this lease, and if any part of this lease should be declared invalid by the final order, decree or judgment of a court of competent jurisdiction, this lease shall be construed as if such invalid phrases, sentences, clauses or articles had not been inserted.

      Article XXIV - Holdover. If the Lessee remains on the Premises beyond the Expiration Date, such holding over shall not be deemed to create any tenancy at will, but the Lessee shall be a Lessee at sufferance only, at a daily rate equal to one and one-half (1 1/2) times the rent and other charges for the last year under this lease. However, all other conditions of this lease to be performed by Lessee shall continue in force.

      Article XXV - Non-Waiver Provision. No assent or waiver, express or implied, by the Lessor to the breach of any provision of this lease, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or assent to any succeeding breach. The acceptance by the Lessor of rent or other payment or silence by the Lessor as to any breach shall not be construed as waiving any of the Lessor's rights. No payment by the Lessee or acceptance by the Lessor of a lesser amount than is due the Lessor from the Lessee shall be deemed to be anything but payment on account, and the acceptance by the Lessor of a check for a lesser amount with an endorsement or statement thereon or upon a letter accompanying said check that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and the Lessor may accept said check without prejudice to recover the balance due or pursue any other remedy.

      Article XXVI - Persons and Property Bound. The word "Lessor" shall comprehend and bind the Lessor, and its heirs, legal representatives, successors and assigns and the word "Lessee" shall comprehend and bind the Lessee, its heirs, legal representatives, successors and assigns, or those in any manner claiming through or under said Lessee. Lessee hereby agrees that any judgment, decree or award obtaining against the Lessor which is related to this lease, the Premises or the Lessee's use or occupancy of the Premises or the building, whether at law or in equity, shall be satisfied out of the Lessor's interest in the land and building, and further agrees to look only to such assets and to no other assets of the Lessor for satisfaction. Lessor's liability for maintenance and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event shall Lessor be liable for consequential or any indirect damages.

      Article XXVII - Counterparts and Headnotes. This lease is executed in duplicate, both copies of which are identical, and either one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copy. The headnotes throughout this lease and the coversheet are for convenience or reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this lease.

      Article XXVIII - No Offer to Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by Lessor and by Lessee, and until such execution and delivery, Lessor shall not in any way be bound to enter into a lease with Lessee for the Premises.

      Article XXIX - No Recording. This lease shall not be recorded.

      Article XXX - Addenda. The riders attached hereto numbered 1 through

8 are attached and incorporated herein by reference.

      Executed as a sealed instrument this 1 day of June, 1992.

LESSOR:  Magnum Realty Trust                 LESSEE:  HealthDrive Corporation


BY: /s/ Sally A. Starr                       BY: /s/ Steve Charlap
    -------------------------------              ------------------------------
    Sally A. Starr as Trustee                    Steven S. Charlap, M.D.,
    and Not Individually                         President and Treasurer


BY: /s/  Lisa A. Brown
    -------------------------------
    Lisa A. Brown as Trustee
    and Not Individually


ADDRESS:    39 Brighton Avenue               ADDRESS:  850 Boylston Street #220
            Boston, MA 02134                           Chestnut Hill, MA 02167

ADDENDUM #1: RULES AND REGULATIONS.

       1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Lessee or used for any purpose other than for ingress to and egress from the Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Lessor. There shall not be used in any space, or in the public hall of the building, either by a Lessee or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If the Premises are situated on the ground floor of the Building, Lessee thereof shall further, at Lessee's expense, keep the sidewalks and curb in front of said Premise clean and free from ice, snow, dirt and rubbish.

      2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose clerks, agents, employees or visitors, shall have caused it.

      3. No Lessee shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

      4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Lessor.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.

      6. Except with prior written consent of Lessor and as Lessor may direct, no Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

      7. Except with the prior written consent of Lessor, not to be unreasonably withheld or delayed, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Lessee, nor shall any changes be made in existing locks or mechanism thereof. If requested, Lessee shall provide Lessor with a copy of a key for all new locks or bolts. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys either furnished to or otherwise procured by, such Lessee. In the event of the loss of any keys furnished to Lessee, Lessee shall pay to Lessor the cost thereof.

      8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Lessor and only during hours and in a manner approved by Lessor.

      9. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

      10. Except for those items necessary for the cleaning and maintenance of Lessee's business, including office supplies, which shall be properly stored to minimize the risk of fire, explosion, release and leakage, Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.

ADDENDUM #2: LESSOR'S IMPROVEMENTS.

Prior to the Commencement Date, Lessor shall make renovations and improvements to the Premises. These renovations shall be made in compliance with all applicable laws and governmental regulations and at LESSOR's expense unless otherwise agreed. These renovations and improvements shall consist of the following:

 (a)   Replace carpet throughout the Premises.

 (b)   Paint throughout the Premises;

 (c)   Install sink with base cabinet in existing closet between bathrooms;

 (d)   Install glass panels in seven offices;

 (e)   Install approximately twenty duplex electric outlets;

 (f)   Install twenty linear feet of wire mesh security cage;

 (g)   Premises will be professionally cleaned;

 (h)   Install two shelves (each 20' feet long) as per plan;

 (i)   Install new sink in place of existing kitchen sink;

 (j)   Clean bathrooms and put same in proper working order;

 (k)   Install counter top in mail room.

The above noted improvements are depicted on the attached floor plans by Hamilton Realty Company dated May 21, 1992 and labeled A-1.

In the case of any delay in connection with the improvements and renovations, the Commencement Date shall be extended as provided in Article 3 herein for the period of such delays as provided in Article 3 herein unless LESSOR and LESSEE agree that LESSEE can occupy the Premises prior to substantial completion at a rent to be agreed upon. Provided, however, in such event, LESSEE shall not use the Premises in such manner as will increase the cost of completion and agrees that it shall pay LESSOR an amount equal to 1/365th of the Minimum Rent for any delay caused by LESSEE or anyone employed by it, for each day of such delay. Under no circumstances whatsoever shall LESSOR be liable to LESSEE for any indirect or consequential damage caused by such delay.

ADDENDUM #3: PARKING.

Lessee shall have the use, in common with others entitled thereto, of two (2) parking spaces assigned and reserved as to location, and of twenty-two (22) parking spaces unassigned as to location for the parking of registered and insured passenger motor vehicles in the parking lot area of the Building, as directed from time to time by Lessor, and subject to the reasonable rules of Lessor uniformly enforced.

ADDENDUM #4: RIGHT OF FIRST OFFER ON SPACE WHICH BECOMES VACANT.

In the event that the 3,651 square foot space located on the first floor of the Building and currently occupied by Slate Corporation (the "Slate Space") becomes vacant after the Commencement Date or its lease terminates or is terminated after the Commencement Date (and is not itself subject to a right of first refusal or offer granted prior to the Commencement Date herein), Lessee shall have the option to lease such Slate Space; provided it shall only have such option if it is not in default hereunder beyond the applicable cure period at the time of such vacancy and provided, further, that Lessee follows the procedure set forth below in this Addendum.

      (a) Not later than thirty (30) days after the Slate Space in the Building becomes vacant and the lease for such space is lawfully terminated, Lessor shall notify Lessee in writing of such vacancy and of the proposed material terms for a lease for such space, with the terms relating to minimum rent to be at Lessor's reasonable estimate of then current market value.

      (b) Within fourteen (14) days of receipt of Lessor's notice, Lessee shall notify Lessor in writing whether it (i) accepts Lessor's proposed material terms for a new lease (ii) rejects such terms, but wishes to continue negotiations for a lease for such space, or (iii) does not wish to enter into a lease for such space. Lessor's failure to receive Lessee's written notice within said fourteen (14) day period shall be deemed to be notice that Lessee does not wish to enter into a lease for such space.

      (c) If Lessee accepts Lessor's proposed material terms and conditions, Lessor and Lessee shall promptly execute a lease for said Slate Space in the same form as this lease except for such material terms and except for this right of first offer and except for Lessee's Option to Terminate pursuant to Addendum #5.

      (d) If Lessee notifies Lessor that it wishes to enter into a lease for such space, but not on the material terms proposed by Lessor, Lessee and Lessor shall negotiate in good faith for a lease for such space.

      (e) If Lessor and Lessee have not mutually executed a new lease within thirty (30) days of Lessor's notice to Lessee that such space is vacant, Lessee's option to enter into a lease for such Slate Space shall terminate and Lessor shall be free to enter into a lease for such Slate Space with whomever it chooses on any terms it chooses. Nothing contained in this Addendum 4 shall be construed as in any way obligating Lessor to enter into a lease with Lessee for such space in the event that the parties cannot reach agreement on the terms of a new lease within this thirty (30) day period; provided however, if subsequent to the expiration of said thirty days, Lessor receives or makes a bona fide offer or proposal to lease such vacant space to or from another prospective tenant at material terms relating to rent which are more favorable than that offered to Lessee which Lessor intends to accept, then Lessor shall first offer such Slate Space again to Lessee at such more favorable material rent terms, and Lessee shall have fourteen (14) days after notice to it to accept or reject said offer. A failure by Lessee to accept within said fourteen day period shall be deemed to be a rejection of such offer. If Lessee accepts such more favorable offer, it shall enter into a lease with Lessor pursuant to (c) above within five days of its receipt of a mutually acceptable lease, and if it fails to do so, Lessee's rights hereunder shall cease.

      (f) As used herein and in Addendum #5 of this Lease, the words "material terms" shall mean those terms of the lease relating to rent, additional rents, term, extension options, and build-out or fit-up provided by Lessor.

ADDENDUM #5: LESSEE'S OPTION TO TERMINATE.

      The parties acknowledge and recognize that Lessee may need to expand the size of its office space within the fourth or fifth lease year of the term of this lease, and if such need arises Lessee shall notify Lessor in writing ("Lessee's Expansion Notice") of its desire for expansion, specifying the size of the expansion (the "Expansion Size"), said Expansion Size to be no less than 900 square feet. If the Lessor has additional space available at the Building of sufficient size and location to meet the Lessee's requirements, then the parties shall negotiate for the lease of the same. If Lessor does not have such additional space available and so indicates in writing to Lessee (a "Negative Response") or if the parties fail to agree upon the material terms of a lease and execute a lease (in the same form as this lease except for said material terms and this option) for such expansion space (a "Failure") within forty-five
(45) days of Lessor's receipt of the above-referenced notice from Lessee, then Lessee shall have the right to terminate this lease upon advance written notice (the "Termination Notice") to Lessor, subject to and upon the following terms and conditions which shall be deemed of the essence:

      1. Lessee's Expansion Notice shall be given to Lessor no earlier than December 31, 1994.

      2. The Termination Notice shall be given to Lessor within seven (7) days of the earlier to occur of either a Negative Response or of a Failure.

      3. The lease shall terminate without further recourse to the parties on the ninetieth day or on May 31, 1995, whichever is later (the "Ninety Day Period") after the Termination Notice is received by Lessor; provided however, within such Ninety Day Period, Lessee shall submit to Lessor a copy of a lease agreement executed by Lessee and another landlord for space in substitution for the Premises at another building of a size at least as great as that of the Premises plus the Expansion Size. If Lessee fails to submit such a lease agreement to Lessor by the said ninetieth day of the Ninety Day Period, then at the option of Lessor by written notice to Lessee, the Termination Notice shall be void and of no effect, this lease shall continue in full force and effect, and Lessee shall have no further right to terminate pursuant to this Addendum #5.

      4. In consideration of Lessor providing the termination option herein contained and as reimbursement for fit-up and brokerage, and other costs incurred, Lessee shall pay Lessor (in the event it exercises its termination right herein contained) within the Ninety Day Period the amount of $29,256.00 reduced by $1,219.00 for each month after the May, 1995, in which the termination is effective. If Lessee fails to pay such amount to Lessor by the said ninetieth day of the Ninety Day Period, then at the option of Lessor by written notice to Lessee, the Termination Notice shall be void and of no effect, this lease shall continue in full force and effect, and Lessee shall have no further right to terminate pursuant to this Addendum #5.

ADDENDUM #6: OPTION TO EXTEND AT MARKET WITH APPRAISALS.

Lessee, having at all times faithfully performed all of the terms and conditions of this lease and, not being in default, shall have the option to extend this lease under the same terms and conditions of this lease except for rent, adjustments to rent, tax clause, and except for this option for three years, provided Lessee complies with the provisions stated below:

A. Upon Lessor's receipt of written notice on or before six (6) months prior to the Expiration Date from Lessee that Lessee is exercising its extension option, Lessor will within thirty (30) days notify Lessee of the proposed Minimum Rent, Adjusted Rent, and Additional rent due to Taxes for the extension term.

B. Within thirty (30) days after receipt of Lessor's proposed terms Lessee will notify Lessor either of its acceptance of the proposed terms, or of its rejection of the proposed terms. Lessor's failure to receive Lessee's written notice within the prescribed period shall be deemed a rejection of Lessor's proposed terms.

C. If Lessee rejects Lessor's proposed Minimum Rent for the extension term, Lessor and Lessee shall attempt to fix a new Minimum Rent by agreement. In the event that Lessor and Lessee do not agree within the period ending thirty (30) days after Lessor's receipt of Lessee's rejection of Lessor's proposed terms, the Minimum Rent shall be fixed according to the following procedure: Lessee and Lessor shall each select an independent appraiser and the appraisers selected by Lessee and Lessor shall mutually agree upon a third appraiser.

The three appraisers shall independently estimate the fair market rental value of the Premises and submit their three estimates to Lessor and Lessee. In case of disagreement among the three appraiser's estimates, the three (3) estimates shall be averaged, and the resulting average shall be the Minimum Rent for the extension term.

Fees and costs incurred in connection with these appraisals shall be split equally between Lessor and Lessee.

ADDENDUM #7: MEDICAL - INFECTIOUS WASTES.

All medical or infectious medical waste generated by Lessee's operation shall be properly disposed of by Lessee off-site in accordance with the regulations of the Massachusetts Department of Public Health and in accordance with any other applicable governmental laws and/or regulations, as the same may be amended or promulgated from time to time. Moreover, until such off-site disposal occurs, said waste shall be properly stored by Lessee within its Office Space in accordance with all such laws and regulations. At the Commencement Date and thereafter yearly on the anniversary of the Commencement Date, Lessee shall provide Lessor with documentation of its proper and lawful disposal of its medical and infectious medical wastes. Lessee shall indemnify, defend and save the Lessor harmless from any and all loss, damage and liability occasioned by anything done or permitted to be done, or by any failure to act by Lessee, its agents, employees or its contractors regarding Lessee's medical or infectious medical waste.

ADDENDUM #8: LESSEE'S IMPROVEMENTS.

LESSEE agrees to undertake immediately upon the Commencement Date and to continue to completion in compliance with all the terms and conditions of this lease, the additions and improvements to the Premises specified:

LESSEE's obligations to take possession of the Premises on the Commencement Date specified in Article 3 shall not be excused by any delay arising out of or in connection with said improvements or repairs.

Lessee agrees to hold Lessor harmless from any and all mechanics liens as a result of said improvements.

Lessor reserves the right to enter the premises for purposes of viewing and inspecting said improvements.

These improvements shall consist of the following:

1. Lessee at its sole cost and expense shall install approximately 15 work stations which shall remain the property of Lessor at the expiration or termination of this Lease.

SECRETARY'S CERTIFICATE

I, Steve Charlap, Secretary of HealthDrive Corporation hereby certify that a meeting of the Board of Directors of said Corporation duly held at the offices of the Corporation, held on June 1, 1992 at which meeting a quorum of the Directors was present and voting throughout, unanimous approval was given for the Corporation, as Lessee, to enter a Lease with Magnum Realty Trust, as Lessor, for approximately 5,300 square feet of second floor space, at 25 Needham Street, Newton, Massachusetts 02161, and said Lease to be for a term of five years at a rent of $58,300.00 for the first year, as adjusted by the terms of this Lease, a copy of which Lease is hereby attached and made a part hereof.

I further certify that, Steven S. Charlap, M.D., as President and Treasurer of the Corporation, has authority to execute and deliver to the Lessor the Lease on behalf of the Corporation upon the above terms.


WITNESS my hands and seal of the Corporation, this 1st day of June, 1992.


                                                  /s/ Steve Charlap
                                                  ---------------------------
                                                                    ,Secretary

                                                         (Affix Corporate Seal)

                           SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease (this "Second Amendment") is hereby entered into as of the 10th day of June, 1997 by and between WHTR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership having an address c/o The Archon Group, L.P., 1650 Tysons Boulevard, McLean, Virginia 22102 ("Landlord"), and HEALTHDRIVE CORPORATION, a Delaware corporation having an address at 25 Needham Street, Newton, Massachusetts 02161 ("Tenant").

      WHEREAS, Sally A. Starr and Lisa A. Brown, as Trustees of Magnum Realty Trust for the Benefit of Harold Brown and Richard H. Krock (the "Original Landlord"), as lessor, and Tenant, as lessee, entered into that certain Lease dated June 1, 1992 (the "Original Lease"), by which the Original Landlord leased to Tenant a portion of the building (the "Building") located at and numbered 19-33 Needham Street, Newton, Massachusetts 02161 consisting of approximately 5,300 rentable square feet of floor area on the second floor of the Building, as more particularly described in Article I of the Lease (the "Original Premises").

      WHEREAS, the Original Landlord and Tenant entered into that certain Amendment to Lease (the "First Amendment") dated July 22, 1994 by which the Original Landlord and Tenant agreed to add to the Original Premises an additional approximately 3,651 rentable square feet of floor area on the first floor of the Building (the "Additional Premises").

      WHEREAS, the Original Premises and the Additional Premises are hereinafter referred to collectively as the "Premises."

      WHEREAS, the Original Lease, as amended by the First Amendment, is hereinafter referred to as the "Lease."

      WHEREAS, Landlord has succeeded to the interest of the Original Landlord as owner of the Building and as lessor under the Lease.

      WHEREAS, Landlord and Tenant now desire to extend the term of the Lease in accordance with the provisions of this Second Amendment.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

      1. The term of the Lease is hereby extended for an additional twelve (12) months commencing on July 1, 1997 and expiring on June 30, 1998 (hereinafter referred to as the "Extended Term"), upon the same terms and conditions set forth in the Lease for the original term except as otherwise provided in this Second Amendment.

      2. Section III.1(A) of the Lease is hereby amended such that all rent payments shall no longer be sent to "Hamilton Management Corp., 39 Brighton Avenue, Boston, Massachusetts 02134" and that rent checks shall no longer be payable to "19-33 Needham

Street Associates", but rather rent payments shall be made at such location and rent checks shall be payable to such party as shall be designated by Landlord from time to time by written notice thereof to Tenant.

      3. Effective on and after July 1, 1997 and throughout the Extended Term, the Minimum Rent due and payable from Tenant to Landlord shall be as follows:

                                       Per Year         Per Month

      July 1, 1997 - June 30, 1998    $129,789.50       $10,815.79

Such Minimum Rent shall be paid in advance on or prior to the first day of each calendar month during the Extended Term. Tenant shall continue to pay during the Extended Term all other amounts set forth in the Lease as due and payable from Tenant to Landlord, except as otherwise provided in this Second Amendment.

      4. Article III.1 of the Lease is hereby amended by adding at the end thereof the following:

         "(C) Minimum Rent, additional rent and all other amounts due and payable hereunder from Lessee to Lessor (collectively, "Rent"), shall be paid without offset or deduction, except as otherwise expressly provided herein, and the covenant to pay Rent shall be independent of every other covenant in this Lease, as the same may be amended from time to time."

      5. Effective on and after July 1, 1997, Article IV(a) of the Lease is hereby amended by changing the "fiscal base year" for the Original Premises from "the fiscal year ending June 30, 1992" to "the fiscal year ending June 30, 1997." Effective on and after July 1, 1997, Article IV(b) of the Lease is hereby amended by changing the "fiscal base year" for the Additional Premises from "the fiscal year ending June 30, 1995" to "the fiscal year ending June 30, 1997." In addition, effective on and after July 1, 1997, the following is hereby added at the end of Article IV of the Lease:

         "(c) Prior to each fiscal year, Lessor shall estimate the amount of additional rent due under this Article IV from Lessee to Lessor for such fiscal year, and Lessee shall pay Lessor one-twelfth of such estimate on the first day of each month during such fiscal year. After the end of each fiscal year, Lessor shall deliver to Lessee a statement setting forth the actual additional rent due hereunder from Lessee to Lessor and a statement of the amount of such additional rent that Lessee has previously paid for such fiscal year. Within thirty (30) days after receipt of such statement, Lessee shall pay to Lessor the amount of such additional rent due for such fiscal year minus any payments of additional rent previously made by Lessee for such fiscal year. If Lessee's estimated payments of additional rent exceed the amount due Lessor for such fiscal year, Lessor shall apply such excess as a credit against Lessee's other obligations under this Lease or promptly refund such excess to Lessee if the term has already expired, provided Lessee is not then in default hereunder."

      6. Tenant's taking possession of the Premises at the commencement of the Extended Term shall be conclusive evidence that the Premises were in good order and satisfactory condition at such time. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provided Tenant with any credit or allowance for the same), and no representation or warranty regarding the condition of the Premises or the Building or the suitability of the Premises for Tenant's proposed use thereof, have been made by or on behalf of Landlord or relied upon by Tenant in connection with this Second Amendment.

      7. Tenant represents to Landlord that Tenant has dealt only with Fallon, Hines & O'Conner, Inc. and Casler and Company (the "Brokers") in connection with this Second Amendment and that, insofar as Tenant knows, no other broker negotiated this Second Amendment or is entitled to any commission or fee in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and asset manager and their respective employees harmless from and against any claims for a fee or commission made by any broker, other than the Brokers, claiming to have acted by or on behalf of Tenant in connection with this Second Amendment.

      8. Pursuant to Article XXI of the Lease, any notice from Tenant to Landlord required or permitted under the Lease or this Second Amendment shall be addressed to Landlord as follows:

         "WHTR Real Estate Limited Partnership
         c/o The Archon Group, L.P.
         1650 Tysons Boulevard
         McLean, Virginia 22102"

      9. Addendum #6 of the Lease is hereby deleted in its entirety.

      10. Submission of this Second Amendment for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and this Second Amendment shall not be effective unless and until execution and delivery thereof by both Landlord and Tenant.

      11. In all other respects, Landlord and Tenant hereby reaffirm all of the covenants, agreements, terms, conditions and other provisions of the Lease except as modified hereby, and the Lease is hereby incorporated in full herein by reference. The terms and provisions of this Second Amendment shall be effective as of the date first above written, except as may otherwise be provided herein.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as a sealed instrument as of the date first above written.

Witness                              LANDLORD:

                                     WHTR REAL ESTATE LIMITED
                                     PARTNERSHIP

                                     By: WHTR INVESTORS, INC.,
                                     General Partner


/s/ [Illegible]                      By: /s/ Stephen M. Abelman, AVP
----------------------------             ----------------------------
Name:                                    Name: Stephen M. Abelman
                                         Title: AVP

                                     TENANT:

                                     HEALTHDRIVE CORPORATION


/s/ Sarah A. Barry                   By: /s/ Michael R. Kaplan
----------------------------             ---------------------------
Name: Sarah A. Barry                     Name: Michael R. Kaplan
                                         Title: CFO

                               AMENDMENT TO LEASE

      WHEREAS, Sally A. Starr and Lisa A. Brown, as Trustees of Magnum Realty Trust for the benefit of Harold Brown and Richard H. Krock, is the lessor (the "Lessor") and HealthDrive Corporation, is the lessee (the "Lessee") under a lease agreement (the "Lease") dated June 1, 1992, whereby Lessee has leased approximately 5,300 rentable square feet of space having an address of 25 Needham Street, Newton, Massachusetts and located on the second (2nd) floor of the buildings (collectively, the "Building") numbered 19-33 Needham Street, Newton, Massachusetts (the "Leased Premises"); and

      WHEREAS, the Lessee desires to lease from Lessor approximately 3,651 additional rentable square feet of first (1st) floor space at the Building located directly below the Premises; and

      WHEREAS, Lessor desires to lease said additional space to Lessee on the terms and conditions stated herein.

      NOW THEREFORE, for good and valuable consideration, the sufficiency of which is mutually acknowledged by the Lessor and Lessee, the parties hereby AGREE to AMEND the Lease, effective as of the Expansion Commencement Date (as hereinafter defined), as follows:

1. The Lease Summary Page is hereby amended by deleting the items entitled "AREA" and "LESSEE"S SHARE" and substituting the following in place thereof:

       "AREA: Approximately 8,951 square feet
       LESSEE'S SHARE: (i) Original Premises: 8.15%, and (ii) Expansion Space:
       5.61%"

2. The letter "(a)" is hereby added before the words "Approximately 5,300 square feet" in Article I of the Lease. The word "Premises" is hereby deleted wherever it appears thereafter in the first paragraph of Article I of the Lease, and the words "Original Premises" are inserted in place thereof.

3. The following paragraphs are inserted at the end of Article I:

      "(b). Expansion of Premises

      Lessor also shall lease to Lessee and Lessee shall lease from Lessor an additional 3,651 rentable square feet of space having an address of 25 Needham Street, Newton, Massachusetts and located on the first (1st) floor of the buildings numbered 19-33 Needham Street, Newton, Massachusetts (the "Expansion Space") for the term hereinafter stated.

      (c). Definition of Premises

      The space occupied by Lessee at any given time during the term of this lease, whether the Original Premises, or the Original Premises plus the Expansion Space shall be termed, during the time so occupied, the "Premises".

      (d). Lessor shall lease and deliver and Lessee shall accept delivery of the Expansion Space in its AS-IS condition, except for Lessor's renovations and improvements to the Expansion Space ("Lessor's Improvements") consisting of the installation of (i) fourteen (14) interior 3'x4' windows, (ii) four (4) locking doorknobs, (iii) a security plate on the outside of the entry door to the Expansion Space, and (iv) two replacement exterior windows that open. Lessor's Improvements shall be made in a good and workmanlike manner, consistent with Lessee's existing Premises and in compliance with all applicable laws and governmental regulations. The Expansion Space shall be delivered to Lessee substantially completed with the exception of minor punchlist items which can be completed without unreasonable interferences with Lessee's use of the Premises, and such delivery date shall be the Expansion Commencement Date.

4. Article II of the Lease entitled "TERM", is hereby deleted in its entirety and the following paragraph is substituted in its place:

      "Article II - TERM. Subject to the terms, covenants, agreements and conditions contained herein, Lessee shall have and hold the Original Premises for a term (the "Original Term") commencing on July 1, 1992 (the "Commencement Date") and terminating at midnight on June 30, 1997 (the "Expiration Date"), the Expansion Space for a Term commencing on the Expansion Commencement Date and terminating on the Expiration Date. If the Lessee extends the term hereof as hereinafter provided, then the Expiration Date shall refer to the last day of the Extended Term in question".

5. Article III.I(B) of the Lease is hereby amended (i) by adding the phrase "for the Original Premises" after the words "as follows:", (h) by deleting the last sentence of Article III.I(B), commencing with the word "Notwithstanding" and ending with the phrase "original term of this Lease.", and (iii) by adding the following at the end thereof:

      "The LESSEE shall pay to the LESSOR the Minimum Rent for the Expansion Space as follows:

        PERIOD                   PER YEAR              PER MONTH
        ------                   --------              ---------

     Expansion Commencement      $33,771.75            $2,814.31
     Date through 06/30/95

     07/01/95 - 06/30/96         $35,597.25            $2,966.44
     07/01/96 - 06/30/97         $36,510.00            $3,042.50"

      Notwithstanding anything herein to the contrary, the first installment of Minimum Rent for the Expansion Space shall be due from the Lessee to the Lessor on February 1, 1995, and on the first day of each and every month thereafter during the term.

6. In addition to and in no way limiting the provision in the Lease for the payment of additional rent due to taxes for the 5,300 rentable square feet of space comprising the Original Premises, Lessee shall pay to Lessor additional rent due to taxes for the 3,651 rentable square feet of Expansion Space, so that Article IV of the Lease is hereby amended by adding the phrase "(a) The Original Premises" after the words "Additional Rent Due to Taxes" in the first line of Article IV and by adding the following at the end of Article
   IV:

      "(b) Expansion Space. For purposes of this Article IV(b) "fiscal year" means the twelve (12) months ending on June 30; "fiscal base year" means the fiscal year ending June 30, 1995; "taxes" means all taxes and assessments levied by governmental authority against the Building and its associated land and personalty or taxes in lieu thereof; "Lessee's Share" means 5.61%. If the taxes for any fiscal year (or portion of any fiscal year) occurring within the term after the fiscal base year exceed taxes for the fiscal base year (or exceed a pro rata portion of fiscal base year taxes in the event of a portion of a fiscal year being included within the term), then Lessee shall pay to Lessor the Lessee's Share of the excess as Additional Rent. Lessor will notify Lessee within thirty (30) days of receipt of tax bills of the amount of taxes and the Lessee's Share of excess taxes for the current fiscal year; Lessee shall pay Lessee's Share of the excess within 15 days of such notification. If Lessor later receives a reduction or refund on taxes resulting from abatement of such taxes by final determination of legal proceedings, settlement or otherwise, Lessee is entitled to Lessee's Share of the reduction or refund up to the amount of Additional Rent paid for such fiscal year less Lessee's Share of expenses incurred by Lessor. If Lessor receives a refund or reduction in taxes for the fiscal base year, then taxes for the fiscal base year shall be measured by the abated amount.

      On the date this lease expires or is otherwise terminated, the entire additional rent on account of taxes and a proportionate share of the additional rent on account of taxes for the fiscal year during which such expiration or termination occurs shall immediately become due and payable by Lessee to Lessor. Such proportionate share shall be based upon the length of time this lease has been in existence during such latter fiscal year, and shall be estimated by Lessor based upon the most recent applicable data, adjusted when the actual date is available. Adjustments shall be made if the terms of this lease for the Expansion Space begins and/or ends on other than the first or last day of a fiscal year. In the event of Lessee's default, Lessee's obligation to pay any and all additional rent under this lease shall continue and shall cover all periods up to the Expiration Date."

7. Addendum #2, entitled "Lessor's Improvements" is hereby deleted in its entirety and in place thereof is substituted the following new Addendum #2:

      "ADDENDUM #2 - LESSOR'S IMPROVEMENTS

      Following execution in full of this Amendment, Lessor shall make renovations and improvements to the Original Premises. These renovations shall be made in compliance with all applicable laws and governmental regulations and at Lessor's expense unless otherwise agreed. These renovations and improvements shall consist of the following:

      (a) Replace two (2) existing exterior windows with windows that open.
      (b) Install two (2) new doorways leading to the large conference room on the second floor.

      Lessee agrees that Lessee shall fully cooperate with Lessor in the performance of Lessor's Improvements to the Premises, and in that regard, Lessee agrees to (i) provide Lessor and its contractors with access to the Premises in order to enable Lessor to carry out such improvements, and
      (ii) promptly move, when requested, any of its possessions, property, equipment or inventory located at the Premises (collectively, "Lessee's Property"), and in the event of Lessee's failure to so promptly move any of Lessee's Property when requested, Lessor shall have the right to move such Property on behalf of Lessee and at Lessee's sole risk and expense."

8. Addendum #4, entitled "Right of First Offer On Space Which Becomes Vacant" and Addendum #5, entitled "Lessee's Option to Terminate" and Addendum #8, entitled "Lessee's Improvements" are all void and of no further force and effect.

9. Addendum #3 of the Lease is hereby deleted and in place thereof is substituted the following new Addendum #3:

 ADDENDUM #3: PARKING.

 Lessee shall have the right, in common with others entitled thereto and subject to the terms and restrictions recited herein, to (i) four (4) parking spaces assigned and reserved as to location, and (ii) thirty-four (34) parking spaces unassigned as to location and on a first come, first served basis, all of such spaces for the parking of registered and insured passenger vehicles and cargo vans (but excluding trucks) of its own or of its employees in the parking lot area of the Building as Lessee is notified by Lessor.

 Lessor shall be responsible for snow removal/plowing of the parking areas; provided however, in the event vehicles are present in the said areas during snow removal activities, Lessor will plow around such vehicles and shall not be required to remove any residue of snow surrounding the vehicle as a result of such plowing activity. Upon Lessor's request, Lessee and its employees shall relocate temporarily any of its or their vehicles parked in the parking area in order to facilitate snow removal or maintenance activity being conducted by Lessor.

 Lessor in its sole discretion may require Lessee or its employees to park in a designated space or lot or location which is on the property of which the Building is a part with respect to parking by Lessee or its employees which is unassigned as to location. If specified in writing by Lessor, Lessee and its employees shall be required to affix (in the manner specified by Lessor) to any of its or their vehicles parking in the parking spaces a sticker provided by Lessor, and any vehicle (including any vehicle of Lessee or of its employees) not displaying such a sticker shall be subject to being towed at the vehicle owner's sole expense. Lessee shall inform its employees of the aforesaid sticker display requirement and of the right of Lessor to tow vehicles without properly displayed stickers.

10. In all other respects, the Lease shall remain the same.


Executed under seal this 22nd day of July, 1994.

LESSOR: MAGNUM REALTY TRUST

    BY: /s/ Sally A. Starr
       ------------------------------
       SALLY A. STARR, AS TRUSTEE AND NOT INDIVIDUALLY


    BY: /s/ Lisa A. Brown
       ------------------------------
       LISA A. BROWN, AS TRUSTEE AND NOT INDIVIDUALLY


LESSEE: HEALTHDRIVE CORPORATION

    By: /s/ Michael R. Kaplan
        -----------------------------
        Michael R. Kaplan, Its V.P. Finance

SECRETARY'S CERTIFICATE

I, Steven Charlap, Secretary of HealthDrive Corporation, hereby certify that for the Corporation, to enter into an Amendment of Lease, between the Corporation and Magnum Realty Trust, whereby the Corporation has leased approximately 5,300 rentable square feet of space, at the building located at 19-33 Needham Street, Newton Massachusetts, with said Amendment changing the lease as follows:

1. Granting to Lessee approximately 3,651 rentable square feet of additional space for the remainder of the Lease term at the initial additional Annual Minimum Rent of $33,771.75.

2. Adding a provision for the payment of Lessee's share of taxes for the 3,651 rsf of Expansion Space.

3. Deleting Addendum #2, Addendum #4, Addendum #5 and Addendum #8 of the Lease.

4. Adding New Addendum #2 (Lessor's Improvements).

5. Revising Addendum #3 (Parking).

I further certify that Michael R. Kaplan, as V.P. Finance of the Corporation, has authority to execute and deliver to the Lessor, the Lease Amendment on behalf of the Corporation.

WITNESS my hand and the seal of the Corporation, this 22nd day of July, 1994.

                                             /s/  Steven Charlap
                                             -------------------------------
                                                                 , Secretary

                             (Affix Corporate Seal)


HDRIVE.DOC. 07/21/94 (LMV)